Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

On March 14, 2016, Paramount Gold Nevada Corp. (“Paramount” or the “Company”) and Calico Resources Corp. (“Calico”) entered into a definitive arrangement agreement dated as of (the “Arrangement Agreement”) pursuant to which Paramount will acquire all of the issued and outstanding common shares of Calico (the “Transaction”) by way of a plan of arrangement (the “Plan of Arrangement”).  Pursuant to the Plan of Arrangement, Paramount will acquire each common share of Calico from Calico’s shareholders in exchange for 0.07 of a share of Paramount common stock (the “Exchange Ratio”).

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2015 and the nine month period ended March 31, 2016 combines the historical consolidated statements of operations of Paramount and Calico, giving effect to the acquisition as if it had occurred on July 1, 2014. The unaudited pro forma condensed combined balance sheet as of March 31, 2016 combines the historical consolidated balance sheets of Paramount and Calico, giving effect to the acquisition as if it had occurred on March 31, 2016. The historical consolidated financial information has been adjusted in the unaudited pro forma condensed combined financial statements to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results.

The unaudited pro forma condensed combined financial statements should be read in conjunction with (i) the accompanying notes to the unaudited pro forma condensed combined financial statements; (ii) the historical financial statements of Paramount and the accompanying notes in Paramount’s Annual Report on Form 10-K for the year ended June 30, 2015; (iii) the historical financial statements of Calico and the accompanying notes in Calico’s annual audited financial statements for the year ended June 30, 2015 ; and (iv) additional information contained in, or incorporated by reference into, proxy statement filed with the Securities and Exchange Commission on May 27, 2016.

The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The pro forma information is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the acquisition been completed as of the dates indicated. Since the unaudited pro forma condensed combined financial statements have been prepared based on preliminary estimates, the final amounts recorded at the date of the acquisition may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed. In addition, the unaudited pro forma condensed combined financial information does not intend to project the future financial position or operating results of the combined company.

PARAMOUNT GOLD NEVADA CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of March 31, 2016

Historical

	Paramount As of March 31,	Calico As of March 31,	Pro Forma Adjustments		Pro Forma Combined
	2016	2016	(Note 4)
Assets
Current Assets
Cash and cash equivalents	$7,070,985	$121,552			$7,192,537
Prepaid and deposits	219,939	10,640			230,579
Accounts receivable	-	7,638			7,638
Promissory note receivable	300,000	-	(300,000)	(d)	-
Prepaid insurance, current portion (Note 10)	36,778	-			36,778
Total Current Assets	7,627,702	139,829	(300,000)		7,467,531
Non-Current Assets
Mineral properties (Note 8)	28,036,135	11,065,378	(7,942,712)	(a)	37,650,164
			6,491,363	(b)
Property and equipment (Note 9)	13,389	-			13,389
Reclamation bond (Note 10)	2,386,336	-			2,386,336
Total Non-Current Assets	30,435,860	11,065,378	(1,451,349)		40,049,889
Total Assets	$38,063,562	$11,205,207	$(1,751,349)		$47,517,420
Liabilities and Stockholders' Equity
Liabilities
Current Liabilities
Accounts payable and accrued liabilities	$326,205	$776,695	-		$1,102,900
Loan payable	-	300,000	(300,000)	(d)	-
Total Current Liabilities	326,205	1,076,695	(300,000)		1,102,900
Non-Current Liabilities
Reclamation and environmental obligation (Note 10)	1,280,270	-	-		1,280,270
Total Liabilities	1,606,475	1,076,695	(300,000)		2,383,170
Stockholders' Equity
Common stock, par value $0.01, 50,000,000 authorized shares, 8,518,791 issued and outstanding at March 31, 2016 and at June 30, 2015	85,188	14,352,443	(14,280,731)	(b)	$156,900
Additional paid in capital	64,989,672	1,928,260	6,677,191	(b)	73,595,123
Deficit	(28,617,773)	(7,907,467)	(7,942,712)	(a)	(28,617,773)
			15,850,179	(b)
Accumulated other comprehensive loss	-	1,755,276	(1,755,276)	(b)	-
Total Stockholders' Equity	36,457,087	10,128,512	(1,451,349)		45,134,250
Total Liabilities and Stockholders' Equity	$38,063,562	$11,205,207	$(1,751,349)		$47,517,420

PARAMOUNT GOLD NEVADA CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended June 30, 2015

	Paramount Year Ended June 30, 2015	Calico Year Ended June 30, 2015	Pro Forma Adjustments (Note 4)		Pro Forma Combined
Revenue
Other income	$136,437	$3,411			$139,848
Total Revenue	136,437	3,411	-		139,848
Expenses
Exploration	910,215	15,408	2,416,944	(a)	3,342,567
Land holding costs	444,756	-			444,756
Professional fees	508,711	185,814			694,525
Salaries and benefits	373,345	169,969			543,314
Directors compensation	123,149	444			123,593
General and administrative	211,277	314,228			525,505
Insurance	106,333	9,103			115,436
Depreciation	1,333	1,153			2,486
Accretion	134,768	-			134,768
Write down of mineral properties	337,400	-			337,400
Total Expenses	3,151,287	696,119	2,416,944		6,264,350
Net Loss before other items	3,014,850	692,708	2,416,944		6,124,502
Other items
Interest income	(4,195)	(3,591)			(7,786)
Interest and service charges	2,252,527	4,037			2,256,564
Gain on sale of marketable securities	(31,975)	-			(31,975)
Net Loss	5,231,207	693,154	2,416,944		8,341,305
Other comprehensive loss
Unrealized loss on available-for-sale-securities	115,342	-			115,342
Total Comprehensive Loss for the Period	$5,346,549	$693,154	$2,416,944		$8,456,647
Loss per Common Share
Basic	$0.64	$0.01			$0.54
Diluted	$0.64	$0.01			$0.54
Weighted Average Number of Common
Shares Used in Per Share Calculations
Basic	8,185,999	75,785,794	7,171,209		15,357,208
Diluted	8,185,999	75,785,794	7,171,209		15,357,208

PARAMOUNT GOLD NEVADA CORP.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended March 31, 2016

	Paramount Nine Month Period Ended March 31, 2016	Calico Nine Month Period Ended March 31, 2016	Pro Forma Adjustments (Note 4)		Pro Forma Combined
Revenue
Other income (Note 11)	$130,924	$-	$-		$130,924
Total Revenue	130,924	-	-		130,924
Expenses
Exploration	548,113	(105)	1,330,028	(a)	1,878,036
Land holding costs	296,664	-			296,664
Professional fees	559,356	311,042	(700,523)	(c)	169,875
Salaries and benefits	637,119	27,946			665,065
Directors compensation	157,983	76			158,059
General and administrative	241,801	166,480			408,281
Insurance	149,454	7,070			156,524
Depreciation	2,972	-			2,972
Accretion (Note 10)	110,995	-			110,995
Total Expenses	2,704,457	512,510	629,505		3,846,472
Net Loss before other items	2,573,533	512,510	629,505		3,715,548
Other items
Interest income	(6,008)	(4,421)	-		(10,429)
Interest and service charges	186	-			186
Other than temporary impairment of available-for-sale-securities	69,850	-			69,850
Net Loss	2,637,561	508,089	629,505		3,775,155
Other comprehensive loss
Unrealized loss on available-for-sale-securities	-	-	-		-
Total Comprehensive Loss for the Period	$2,637,561	$508,089	$629,505		$3,775,155
Loss per Common Share
Basic	$0.31	$0.00			$0.24
Diluted	$0.31	$0.00			$0.24
Weighted Average Number of Common
Shares Used in Per Share Calculations
Basic	8,518,791	102,445,845	7,171,209		15,690,000
Diluted	8,518,791	102,445,845	7,171,209		15,690,000

Note -1 Basis of presentation

The unaudited pro forma condensed combined financial statements are based on Paramount’s and Calico’s historical consolidated financial statements as adjusted to give effect to the acquisition of Calico.  The unaudited pro forma combined statements of operations for the nine months ended March 31, 2016 and year ended June 30, 2015 give effect to the Calico acquisition as if it occurred on July 1, 2014.  The unaudited pro forma combined balance sheet as of March 31, 2016 gives effect to the Calico acquisition as if it had occurred on March 31, 2016.

These unaudited pro forma consolidated financial statements have been compiled

a)	The unaudited pro forma condensed combined balance sheet combines Paramount’s balance sheet as of March 31, 2016 and Calico’s balance sheet of March 31, 2016.
b)

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2015 combines Paramount’s statement of operations for the year ended June 30, 2015 and Calico’s statement of operation for the year ended June 30, 2015.

c)

The unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2016 combines Paramount’s statement of operations for the nine months ended March 31, 2016 and Calico’s statement of operations for the nine months ended March 31, 2016.

The unaudited pro forma condensed combined financial statements also do not reflect any cost savings, operating synergies or revenue enhancements that the combined company may achieve as a result of the acquisition, the total expected costs to integrate the operations of Paramount and Calico, or the total expected costs necessary to achieve such cost savings and operating synergies.

Certain reclassifications have been made to the historical presentation of Calico to conform to the presentation used in the unaudited pro forma condensed combined financial statements. These reclassifications have no impact on the historical operating loss, total assets, liabilities or shareholders’ equity reported by Paramount or Calico. Upon consummation of the acquisition, further review of Calico’s financial statements may result in additional revisions to Calico’s classifications to conform to Paramount’s presentation.

Calico presents its financial statements in its functional currency of the Canadian Dollar.  Paramount presents its financial statements in its functional currency of the U.S. Dollar.  The historical financial statements of Calico, from which the unaudited consolidated combined pro forma financial statements have been derived, have been translated from the Canadian Dollar to the U.S. Dollar utilizing exchange rates follows:

Balance Sheet as of March 31, 2016	0.7710
Statement of Operations for the nine months ended March 31, 2016	0.7476
Statement of Operations for the year ended June 30, 2015	0.8548

Note 2 – Accounting Policies

Upon consummation of the Agreement, Paramount will continue the review of Calico’s accounting policies.  As a result of that review, Paramount may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.  At this time, Paramount is not aware of any differences that would have a material impact on the combined financial statements, except as follows.

Calico’s prepares its financial statements in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”).  Under IFRS, acquisition and exploration expenditures on mineral properties, less recoveries in the pre-production stage, are deferred until such time as the properties are put into commercial production, sold, or become impaired.  On the commencement of commercial production, the deferred costs are charged to operations on the unit-of-production method based upon estimated recoverable proven and probable reserves.  General exploration expenditures are charged to operations in the period in which they are incurred.

Under U.S. GAAP, acquisition costs are capitalized, but exploration costs are not considered to have the characteristics of property, plant and equipment and, accordingly, are expensed prior to the company determining that economically proven and probable mineral reserves exist, after which all such costs are capitalized.

Set out below are the material adjustments to Calico’s mineral properties and deficit as at March 31, 2016, and to operating expenses for the nine months ended March 31, 2016 and the year ended June 30, 2015 in order to conform to U.S. GAAP:

Mineral Properties		As at March 31, 2016
IFRS		$11,065,378
Deferred exploration costs prior to the establishment of proven and probable reserves		(7,942,712)
U.S. G.A.A.P		$3,122,666

Statement of Operations	Nine Months Ended March 31, 2016	Year Ended June 30, 2015
Net Loss based on IFRS	$508,089	$693,154
Deferred exploration costs prior to the establishment of proven and probable reserves	1,330,028	2,416,944
Net Loss based on U.S. G.A.A.P	$1,838,117	$3,110,098

Note 3 – Preliminary Purchase Price Allocation

The acquisition of Calico by Paramount has been accounted for using the acquisition method of accounting in accordance with ASC 805.  Further, under the acquisition method, the purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values, with any excess of the purchase price over the estimated fair value of the identifiable net assets acquired recorded as goodwill.

The estimated consideration is approximately $8.7 million based on Paramount’s closing share price of $1.21 on March 11, 2016. The value of the merger consideration will fluctuate based upon changes in the share price of Paramount’s common stock and the number of Calico’s common shares outstanding on the closing date.

The following table summarizes the components of the estimated consideration

Shares eligible for conversion	102,445,845
Common stock exchange ratio per share	0.07
Equivalent new shares issued (par value $0.01)	7,171,209
Paramount common stock price on March 11, 2016	$1.21
Total preliminary purchase price	$8,677,163

The purchase price will be computed using the value of Paramount common stock on the closing date, therefore the actual purchase price will fluctuate with the market price of Paramount common stock until the Transaction is closed.  As a result, the final purchase price could differ significantly from the current estimate, which could materially impact the pro forma financial statements.

The following table provides sensitivities to changes in purchase price due to changes in the per share price of Paramount common stock:

	Price of Paramount Common Stock	Exchange Ratio	Calculated per Share Value of Calico Common Stock	Total Purchase Price
As of March 11, 2016	$1.21	0.07	$0.085	$8,677,163
Decrease of 10%	$1.03	0.07	$0.072	$7,375,589
Increase of 10%	$1.39	0.07	$0.097	$9,978,738

The following represents the preliminary allocation of the total purchase price to the estimated fair value of the assets acquired and liabilities assumed at the acquisition date:

Total Purchase Price	$8,677,163
Cash and cash equivalents	121,552
Accounts receivable	7,638
Prepaid	10,640
Mineral properties	11,065,378
Total identifiable assets	$11,205,207
Accounts payable	(1,076,695)
Net identifiable assets	$10,128,512
Deficiency over purchase price over historical assets acquired	(1,451,349)
Adjustment to mineral properties for U.S. GAAP	$7,942,712
Proforma adjustment to mineral property acquisition costs	$6,491,363

Net tangible assets were valued at their respective carrying amounts as management believes that these amounts approximate their current fair values.

Note 4 – Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change.  The following adjustments have been reflected in the unaudited pro forma condensed combined financial information:

a.

To adjust mineral property exploration costs that were capitalized under IFRS, but would have been expensed under U.S. GAAP (see Note 2). The effect of this adjustment at March 31, 2016 is to reduce the carrying value of mineral property interest by $7,942,712 and increase deficit by $7,942,712. The effect of this adjustment for the nine months ended March 31, 2016 is to increase exploration expense by $1,330,028.  The effect of this adjustment for the year ended June 30, 2015 is to increase exploration expense by $2,416,944.

b.

To record the issuance of: (a) 7,171,209 common shares of Paramount with par value of $0.01 in exchange for all of the issued and outstanding common shares of Calico pursuant to the Agreement; recorded at fair value of $8,677,163 (see Note 3), and to eliminate the common stock, contributed surplus and deficit of Calico prior to acquisition.

c.	Represents the elimination of non-recurring transaction costs incurred during the nine-month period ended March 31, 2016 of $700,523 that are directly related to the acquisition of Calico.

d.

In connection with the acquisition of Calico, Paramount expects to incur approximately $800,000 of cash expenses related to a loan to Calico to finance Calico’s operating activities.  As at March 31, 2016, $300,000 of this loan has been advanced and this adjustment represents the elimination of the amount owing upon completion of the acquisition of Calico.

e.

Pro forma loss per share, basic and diluted, includes the addition of 7,171,209 shares of common stock which will be issued in conjunction with the closing of the Agreement (Note 3).  The following adjustments represent the changes to basic and diluted weighted average shares outstanding:

	Historical Weighted Average Shares - Basic and Diluted	Share Issuance	Pro Forma Weighted Average Shares - Basic and Diluted
Year ended June 30, 2015	8,185,999	7,171,209	15,357,208
Nine months ended March 31, 2016	8,518,791	7,171,209	15,690,000

f.

Paramount has not provided for any income tax benefit related to the operating losses of Calico due to insufficient evidence to indicate on a more likely than not basis such benefits could be realized.